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                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is made as of the 5th day of March, 1996 by and between FIDELITY LEASING, INC., a Pennsylvania corporation (the "Company") and ABRAHAM BERNSTEIN (the "Executive").

         WHEREAS, Executive has been offered employment by the Company as Chairman, President and Chief Executive Officer (the "Office") and

         WHEREAS, Executive wishes to be employed in the Office by the Company; and

         WHEREAS, the Company desires to assure itself of the availability of Executive's services in the Office;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the adequacy of which is hereby acknowledged, the Company and Executive agree as follows:

         1.       Employment.

                  The Company hereby employs Executive in the Office and Executive hereby accepts such employment, positions and responsibilities, and agrees to serve the Company in such capacities upon the terms and conditions set forth herein.

         2.       Services.

                  In carrying out his duties Executive shall report to and accept direction from the Board of Directors of the Company; provided, however, Executive's duties shall be limited to those normally associated with those of Chairman, President and Chief Executive Officer of a company in the equipment leasing industry.

                  Executive shall serve the Company diligently, competently, and to the best of his abilities during the period of employment. Executive shall devote substantially all of his time and attention to the business of the Company. Executive's services shall be performed within a reasonable commuting distance of Philadelphia except for reasonable travel.

                  Executive's duties shall include the development and the day to day oversight of the Company's leasing business, and such other matters as may be designated from time to time by the Company's Board of Directors and which are appropriate to the Office.

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         3.       Term.

                  The term of employment of Executive under this Agreement shall commence on the date hereof and unless sooner terminated pursuant to Section 6, shall continue in full force and effect for a period of three (3) years thereafter (such three (3) year period herein referred to as the "Contract Period"). Such Contract Period shall be extended for additional one year terms unless either Executive or Company shall have given notice to the contrary at least two months before each termination date.

         4.       Compensation.

                  (a) Base Salary. During the period of employment, the Company shall pay to Executive a Base Salary of One Hundred Fifty Thousand Dollars ($150,000) per annum, payable monthly. It is understood that Company will review annually and may, in the discretion of the Board Directors, increase or decrease (but not below $150,000) the Base Salary, as adjusted, in light of the Executive's performance and other factors.

                  (b) Incentive Compensation Plan. During the period of employment the Executive shall receive bonus payments equal to 2.75% of the annual after tax earnings of the Company, but not more than 2.0% of the pre-tax earnings of the Company. After Tax Earnings shall mean the before tax earnings of Newco determined by Newco's independent auditors in accordance with generally acceptable accounting principles consistently applied adjusted for the taxes that would be payable if Newco were a corporation that filed a separate tax return. Payment of such bonus shall be made within fifteen (15) days of the receipt by the Company of its audited financial statement for the preceding fiscal year, but in no event later than 105 days after the end of the preceding fiscal year.

                  (c) Payments in Lieu of Dividends. In the case of any dividend paid by the Company at a time during which Bernstein has unvested or unexercised stock options to acquire Company stock, Bernstein shall receive, contemporaneous with the payment of such dividend, an amount hereunder equal to that amount to which he would have been entitled had he previously exercised his stock options.

         5.       Benefits.

                  During the period of employment, Executive shall be entitled to receive the following additional benefits:


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                  (a) Participation in Benefit Plans. Executive will participate on a substantially equal basis as all other employees of Resource in all employee benefit plans and arrangements now in effect or which may hereafter be established which are generally applicable to other employees of the Company or any of its subsidiaries, except that, in lieu of any health care benefits, Bernstein shall receive an allowance of Six Hundred Seventeen Dollars ($617) per month for the purchase of health insurance.

                  (b) Car Allowance. The Company agrees to pay Executive a car allowance not to exceed Five Hundred Dollars ($500) per month.

         6.       Termination.

                  Anything herein contained to the contrary notwithstanding, Executive's employment hereunder shall terminate as a result of any of the following events:

                  (a)      Executive's death;

                  (b) Termination by the Company, for Cause. "Cause" shall encompass the following: (i) Executive has committed any act of fraud or gross negligence or engaged in any other material misconduct, neglect of duties or failure to act which adversely affects the business or affairs of the Company and/or any of its subsidiaries or affiliates; (ii) Executive has been convicted of a felony or committed any act not approved in writing by the Board of Directors of the Company involving any material conflict of interest or self-dealing related to any aspect of the Company and/or any of its subsidiaries; or (iii) Executive has failed to follow written directions of the Board of Directors or the Chief Executive Officer of Resource Leasing, Inc. ("Resource Leasing") which are consistent with Executive's duties hereunder and not in violation of applicable law; provided, however, Termination by the Company for Cause shall be effective in the case of (i) (except for an act of fraud) or (iii) only if such failure has not been cured within thirty (30) days after notice of such failure has been given to the Executive by Company. If notice has been given under the previous sentence for a failure by Executive, Executive may be discharged without notice in the case of a similar failure;

                  (c) The Executive becomes disabled by reason of any physical or mental disability whatsoever for more than ninety (90) days in the aggregate during any 365-day period and the Board of Directors determines, in good faith and in writing, that the Executive, by reason of such physical or mental disability, is rendered unable to perform his duties and services hereunder (a "Disability"); or


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                  (d) Termination by Executive for "Good Reason" upon forty-five
(45) days' prior written notice to the Company. "Good Reason" shall mean: (i) without the written consent of Executive, a substantial change in the services or duties (including relocation in contravention of Paragraph 2 of this Agreement) required of the Executive hereunder or the imposition of any services or duties substantially inconsistent with, or in diminution of Executive's position, services or duties, or status with the Company; (ii) failure to continue Executive's coverage under any Company benefit plan as required under paragraph 5(a) except pursuant to a change to a benefit plan that applies to senior executives of the Company generally or is required by law or regulation;
(iii) any material breach by the Company of any provision of this Agreement; or
(iv) Edward E. Cohen is neither an officer nor the owner directly or indirectly (including ownership through Bryn Mawr Resources, Inc.) of at least five percent (5%) of the Class A voting stock of Resource America, Inc. ("RAI"); provided, however, that Termination by Executive for Good Reason shall be effective in the case of (i)-(iii) only if such failure has not been cured within thirty (30) days after notice of such failure has been given to the Company. If notice has been given under the previous sentence for a failure of the Company, Executive may terminate this Agreement for Good Reason without notice in the case of a similar failure.

         7. Consideration Payable to Executive Upon Termination or in the Event of Disability.

                  (a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to subparagraph 6(c) hereof (together with his bonus, so long as any such disability is for less than sixty (60) days in the aggregate in any bonus year), provided that payments so made to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefits of Company and which were not previously applied to reduce any such payment.

                  (b) If Executive's employment shall terminate pursuant to subparagraph 6(a),(b) or (c), Executive shall receive his full Base Salary, together with all benefits required pursuant to paragraph 5, through the date of termination, but shall not be entitled to receive any additional payments, benefits or compensation otherwise due subsequent to the date of termination.

                  (c) If Executive's employment by the Company under this Agreement shall be terminated for "Good Reason" a specified under subparagraph 6(d), Company shall pay to Executive the Base Salary and benefits required pursuant to paragraph 5, for the term of one (1) year plus bonus and payable at the time when the same would have become due and payable if termination had not occurred. Executive shall not be required to mitigate the amount of any payment provided for in this subparagraph 7(c) by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for therein be reduced by any compensation of any retirement benefit heretofore or hereafter earned by Executive as the result of employment by any other person, firm or corporation.

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         8.       Confidential Information.

                  All confidential information or trade secrets which Executive currently has or may obtain during the period of employment relating to the business of the Company and its affiliates shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation except in the business and for the benefits of the Company, Resource Leasing and its affiliates. The provisions of this paragraph 8 shall survive the termination of this Agreement, but shall not apply to any information which is or becomes publicly available otherwise than by any breach of this paragraph 8.

         9.       Covenant Not to Compete.

                  Executive shall not, during the period of employment and for the two years immediately following termination of employment, for whatever reason, for himself, or on behalf of any other person, firm, partnership, corporation, or other entity, directly or indirectly: (i) engage in the equipment leasing business; or (ii) solicit or hire, or attempt to solicit or hire, any employee of the Company or its affiliates away from the Company or its affiliates or away from the Company's employ. For purposes of this clause (i) of this paragraph, "to engage" shall include Executive's acting as an owner (of more than 5%), employee, shareholder, consultant, director or officer, directly or indirectly, of an entity so engaged. Notwithstanding the first sentence of this Paragraph 9, if the termination occurs pursuant to subparagraph 6(d) or is by mutual consent, Executive may engage in the equipment leasing business as an independent consultant.

         10. Remedies in Case of Breach of Certain Covenants or Termination.

                  The Company and Executive agree that the damages that may result to the Company from misappropriation of confidential information or competition as prohibited by paragraphs 8 and 9 could be estimated only by conjecture and not by any accurate standard, and, therefore, any breach by Executive of the provisions of such paragraphs, in addition to giving rise to monetary damages, will be enjoined. In addition, if Executive breaches the provisions of such paragraphs, or is terminated pursuant to subparagraphs 6(a) or 6(c), Executive shall (solely for violation of Paragraph 8 or 9) forfeit any right to receive the payments and benefits described under paragraph 7 and Executive shall forfeit a portion of any stock options that have been or may be granted pursuant to the Company's Key Executive Stock Option Plan or otherwise in accordance with the following schedule:

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If Termination pursuant to a breach         The following unvested stock
of Paragraphs 6(a) or 6(c) or               stock options shall be
violation of Paragraphs 8 or 9 occurs:      cancelled:

(i)      On or prior to the first           (i)      All
         anniversary of the date of
         this Agreement

(ii)     After the first but on or          (ii)     Stock options that vest
         prior to the second                         in years three and four
         anniversary of the date of
         this Agreement

(iii)    After the second but on or         (iii)    Stock options that vest in
         prior to the third anni-                    year four
         versary of the date of
         this Agreement

(iv)     After the third anniversary        (iv)     None
         of the date of this Agreement

In the case of a termination pursuant to a breach of Paragraph 6(b), all unvested or unexercised stock options shall be forfeited.

         11.      Representations and Warranties.

                  (a) Executive represents and warrants to the Company that he is under no contractual or other restriction or obligation which would prevent the performance of his duties hereunder, or which interfere with the rights of the Company hereunder. Executive represents and agrees that he has no agreements or arrangements with the Company or any of its affiliates providing for the compensation of Executive in any respect other than as set forth in this Agreement.

                  (b) The Company represents and warrants to Executive that it has all requisite power and authority to execute, deliver, and perform this Agreement and all necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company.

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         12.      Indemnification.

                  (a) If Executive is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (herein a "proceeding"), by reason of the fact that he is or was an employee (which term includes officer, director, agent and any other capacity) of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as an employee or agent or in any other capacity while serving as an employee or agent, Executive shall be indemnified and held harmless by RAI and the Company to the fullest extent authorized by the Business Corporation Law of the Commonwealth of Pennsylvania, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits RAI and the Company to provide broader indemnification rights than said law permitted RAI and the Company to provide prior to such amendment), against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) incurred or suffered by Executive in connection therewith and such indemnification shall continue as to Executive after he has ceased to be a director, officer, employee or agent and shall inure to the benefit of Executive's heir, executors, and administrators; provided, however, that RAI and the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by Executive (other than a proceeding to enforce this Section 12) only if such proceeding (or part thereof) was authorized directly or indirectly by the Board of RAI and the Company. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be promptly upon request, paid by RAI and the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Business Corporation Law of the Commonwealth of Pennsylvania requires the payment of such expenses incurred by an employee in his capacity as an employee (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to RAI and the Company of an undertaking, by or on behalf of Executive, to repay all amounts so advanced if it shall ultimately be determined that such employee is not entitled to be indemnified under this paragraph or otherwise.

                  (b) The indemnification provided by this paragraph shall not be limited or exclude any rights, indemnities or limitations of liability to which Executive may be entitled, whether as a matter of law, under the Certificate of Incorporation, By-laws of RAI and the Company, by agreement, vote of the stockholders or disinterested directors of RAI and the Company or otherwise.


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                  (c) Bernstein, in seeking indemnification under this Agreement
(an "Indemnitee"), shall give the other party or parties (the "Indemnitor") prompt written notice of any claim, suit or demand that the Indemnitee believes will give rise to indemnification under this Agreement; provided, however, that the failure to give such notice shall not affect the liability of the Indemnitor under this Agreement unless the failure to give such notice materially and adversely affects the ability of the Indemnitor to defend itself against or to cure or mitigate the damages. Except as hereinafter provided, the Indemnitor shall have the right (without prejudice to the right of the Indemnitee to participate at its expense through counsel of its own choosing) to defend and to direct the defense against any such claim, suit or demand, at the Indemnitor's expense and with counsel chosen jointly by Indemnitor and Indemnitee, and the right to settle or compromise any such claim, suit or demand; provided, however, that the Indemnitor shall not, without the Indemnitee's written consent, which shall not be unreasonably withheld, settle or compromise any claim or consent to any entry of judgment. The Indemnitee shall, at the Indemnitor's expense, cooperate in the defense of any such claim, suit or demand. If the Indemnitor, within a reasonable time after notice of a claim fails to defend the Indemnitee, the Indemnitee shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnitor.

                  (d) Executive will be covered during the entire term of this Agreement by Officer and Director liability insurance in amounts and on terms similar to that afforded to other executive of RAI or its affiliates, which such insurance shall be paid by the Company.

         13.      Severability.

                  In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect such validity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein, provided that such invalid, illegal or unenforceable provision(s) shall first be curtailed, limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied.

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         14.      Modification Agreement.

                  This Agreement shall not be modified by any oral agreement, either expressed or implied, and all modifications thereof shall be in writing and signed by the parties hereto.

         15.      Waiver.

                  The waiver of any right under this Agreement by any of the parties hereto shall not be construed as a waiver of the same right at a future time or as a waiver of any other rights under this Agreement.

         16.      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving affect to the principles of conflicts of laws.

         17.      Notices.

                  Any notice to be given pursuant to this Agreement shall be sufficient if in writing and mailed by certified or registered mail, postage-prepaid, to the addresses listed below:

                  If to Company:

                  Fidelity Leasing, Inc.
                  1521 Locust Street
                  Suite 400
                  Philadelphia, PA  19102


                  If to Executive:

                  Abraham Bernstein
                  1830 Rittenhouse Square
                  Philadelphia, PA  19103



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         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first written above.


                                   FIDELITY LEASING, INC.
                                   (the "Company")


                                   By:_____________________________



                                      _____________________________
                                           (the "Executive")



                                   Solely for the purpose of Paragraph 12 hereof

                                   RESOURCE AMERICA, INC.



                                   By:_____________________________



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